UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/07/2005

TRI STATE 1ST BANC INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-32489

OH	34-1824708
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

16924 St. Clair Avenue, PO Box 796, East Liverpool, OH 43920
(Address of Principal Executive Offices, Including Zip Code)

330-385-9200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 7, 2005 Kevin Anglemyer, the Chief Financial Officer and Principal Accounting Officer of Tri-State 1st Banc, Inc. (the "Company"), informed the Company of his resignation, which will be effective September 30, 2005. Mr. Anglemyer resigned in order to pursue another employment opportunity.

(c) Effective September 9, 2005 Stephen A. Beadnell was appointed as the interim Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Beadnell will serve as the Company's Chief Financial Officer until a permanent replacement is found. Mr. Beadnell has been with the Company since 2002 serving as Vice President of Information Technology. Prior to his employment with the Company, Mr. Beadnell served as an Assistant Vice President and Vice President of Home Savings and Potters Bank, respectively, since 1998. Mr. Beadnell is a certified public accountant.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TRI STATE 1ST BANC INC

Date: September 13, 2005.	By:	/s/ Charles B. Lang
Charles B. Lang
President